F&A

January 31, 2023

FRUCI & ASSOCIATES II
A Professional Limited Liability Company

United States Securities and Exchange Commission
100 F Street, NE
Washington D.C. 20549

Re: T-REX Acquisition Corp.

We have read T-REX Acquisition Corp.'s statements included under Item 4.01 of its Form 8-K dated January 31, 2023, and we agree with such statements as they relate to our firm.

We hereby consent to the filing of this letter as an exhibit to the foregoing report on Form 8-K.

Sincerely,

Fruci & Associates II, PLLC

Members of:
WSCPA
AICPA
PCPS

802 North Washington
PO Box 2163
Spokane, Washington
99210-2163

P 509-624-9223
TF 1-877-264-0485
mail@fruci.com
www.fruci.com